Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

E-centives, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-69276 and 333-58244) on Form S-8 and the registration statement (No. 333-73900) on Form S-3 of E-centives, Inc. of our reports dated March 27, 2003, with respect to the consolidated balance sheets of E-centives, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of E-centives, Inc.

Our reports dated March 27, 2003, contain an explanatory paragraph that states that effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles,” .

/s/ KPMG LLP
McLean, VA
March 27, 2003